Exhibit 4.1

ASHFORD INC.

AND

COMPUTERSHARE TRUST COMPANY, N.A.
Rights Agent

Amendment No. 2 to the Amended and Restated Rights Agreement

Dated as of April 6, 2018

AMENDMENT NO. 2
TO THE AMENDED AND RESTATED RIGHTS AGREEMENT

This Amendment No. 2 to the Amended and Restated Rights Agreement (this “Amendment”), dated as of April 6, 2018, by and between Ashford Inc., a Maryland corporation (the “Company”) and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”).  All capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings set forth in the Existing Rights Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company and the Rights Agent are parties to that certain Amended and Restated Rights Agreement, dated as of August 12, 2015 (the “Amended and Restated Rights Agreement”), as amended by Amendment No. 1 to the Amended and Restated Rights Agreement, dated as of October 31, 2016 (“Amendment No. 1”) (the Amended and Restated Rights Agreement as amended by Amendment No. 1, the “Existing Rights Agreement”);

WHEREAS, the Company wishes to amend the Existing Rights Agreement as set forth herein; and

WHEREAS, in compliance with the terms of Section 27 of the Existing Rights Agreement, the Company may from time to time, and the Rights Agent shall if the Company so directs, supplement or amend the Existing Rights Agreement to make any change to or delete any provision thereof or to adopt any other provisions with respect to the Rights which the Company may deem necessary or desirable.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

Section 1.                               Definitions.

(a)                                 The first paragraph of Section 1.1 of the Existing Rights Agreement is hereby amended in its entirety to read as follows:

““Acquiring Person” means any Person (other than an Exempt Person) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Shares for or pursuant to the terms of any such employee benefit plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company, (v) Monty J. Bennett, Archie Bennett Jr. and their respective Affiliates and

1

Associates, and (vi) any Person who or which, at the Close of Business on the Record Date, was a Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding, other than a Person who or which is not an Affiliate or Associate of the Beneficial Owner on the Record Date and who or which subsequently becomes an Affiliate or Associate of such Beneficial Owner without the prior written approval of the Board of Directors (a “Grandfathered Stockholder”); provided, however, that if a Grandfathered Stockholder becomes, after the Record Date, the Beneficial Owner of additional Common Shares (other than Common Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person) at any time such that the Grandfathered Stockholder is or thereby becomes the Beneficial Owner of 10% or more of the Common Shares then outstanding (or such other percentage as would otherwise result in such Person becoming an Acquiring Person), then such Grandfathered Stockholder shall be deemed an Acquiring Person; provided, however, that upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 10%, such Grandfathered Stockholder shall no longer be considered a Grandfathered Stockholder and this clause (vi) shall have no further force or effect with respect to such Grandfathered Stockholder.”

(b)                                 The definition of “Final Expiration Date” contained in Section 1.19 of the Existing Rights Agreement is hereby amended in its entirety to read as follows:

“Final Expiration Date” means the date of the Company’s 2018 annual meeting of stockholders.”

Section 2.                               Exhibit B. Exhibit B to the Existing Rights Agreement is hereby amended in its entirety to read as set forth in Exhibit 1 to this Amendment.

Section 3.                               Exhibit C. Exhibit C to the Existing Rights Agreement is hereby amended in its entirety to read as set forth in Exhibit 2 to this Amendment.

Section 4.                               Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except that the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be made and performed entirely within such State.

Section 5.                               Counterparts.  This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature.

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Section 6.                               Descriptive Headings.  Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 7.                               Ratification of the Existing Rights Agreement.  Except as expressly amended hereby, the Existing Rights Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

[Signatures follow on the next page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first above written.

ASHFORD INC.

By:	/s/ Deric S. Eubanks
Name: Deric S. Eubanks
Title: Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Fred Papenmeier
Name: Fred Papenmeier
Title: Vice President & Manager

[Signature Page to Amendment No. 2 to Amended and Restated Rights Agreement]

EXHIBIT 1
(Form of Right Certificate)

Certificate No. R-                       Rights

NOT EXERCISABLE AFTER THE DATE OF THE COMPANY’S 2018 ANNUAL MEETING OF STOCKHOLDERS OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE ACQUIRED OR BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

Right Certificate
ASHFORD INC.

This certifies that                                          , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of August 12, 2015, as amended by Amendment No. 1 to the Amended and Restated Rights Agreement dated as of October 31, 2016, as further amended by Amendment No. 2 to the Amended and Restated Rights Agreement dated as of April 6, 2018 (as may be further amended from time to time, the “Rights Agreement”), between Ashford Inc., a Maryland corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York time, on November 27, 2014, at the office or offices of the Rights Agent designated for such purpose, or at the office or offices of its successor as Rights Agent designated for such purpose, one one-thousandth of a fully paid non-assessable share of Series A Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of the Company, at a purchase price of $275 per one one-thousandth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of August 12, 2015, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share (or other securities or property) which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

From and after the occurrence of a Stock Acquisition Date (as defined in the Rights Agreement) of the Rights Agreement, if the Rights evidenced by this Right Certificate are or were at any time on or after the earlier of (x) the date of such event or (y) the Distribution Date acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person,

Exhibit 1-1

such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by this reference and made a part hereof, and to which Rights Agreement reference is made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the office or offices of the Rights Agent designated for such purpose. The Company will mail to the holders of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, at the Company’s option, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for shares of the Company’s Common Stock, par value $0.01 per share, or Preferred Shares.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

[Signatures follow on the next page.]

Exhibit 1-2

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of                   ,            .

Attest:		Ashford Inc.

By:		By:
	Name:		Name:
	Title:		Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Authorized Signature

Exhibit 1-3

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED hereby sells, assigns and transfers unto

(Please print name and address of transferee)

Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                 , Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

DATED:                   ,

Signature

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program).

Certificate

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by and were not acquired by the undersigned from, and are not being assigned to, an Acquiring Person or an Affiliate or Associate thereof and are not issued with respect to notional Common Shares related to a Derivative Interest described in Section 1.4.4 of the definition of Beneficial Owner (as such terms are defined in the Rights Agreement).

Dated:                   ,

Signature

Exhibit 1-4

[Form of Reverse Side of Right Certificate continued]

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Right Certificate)

To ASHFORD INC.:

The undersigned hereby irrevocably elects to exercise                  Rights represented by this Right Certificate to purchase the Preferred Shares (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares (or other securities or property) be issued in the name of:

Please insert Social Security or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert Social Security or other identifying number

(Please print name and address)

Dated:                   ,

Signature

(Signature must conform to the holder specified on the Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program).

Exhibit 1-5

[Form of Reverse Side of Right Certificate continued]

Certificate

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from and are not being assigned to an Acquiring Person or an Affiliate or Associate thereof and are not issued with respect to notional Common Shares related to a Derivative Interest described in Section 1.4.4 of the definition of Beneficial Owner (as such terms are defined in the Rights Agreement).

Dated:                   ,

Signature

NOTICE

The signature in the foregoing Forms of Assignment and Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such assignment or election to purchase will not be honored.

Exhibit 1-6

EXHIBIT 2

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED SHARES

On November 16, 2014, the Board of Directors of Ashford Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock, par value $0.01 per share (the “Common Shares”), outstanding on November 27, 2014 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of the Company, at a price of $275 per one one-thousandth of a Preferred Share represented by a Right (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement (the “Amended and Restated Rights Agreement”) dated as of August 12, 2015, as amended by Amendment No. 1 to the Amended and Restated Rights Agreement, dated as of October 31, 2016 (the “Amendment No. 1”), as further amended by Amendment No. 2 to the Amended and Restated Rights Agreement dated as of April 6, 2018 (the “Amendment No. 2”), as the same may be further amended from time to time by and between the Company and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (the Amended and Restated Rights Agreement as amended by Amendment No. 1 and Amendment No. 2 and as further amended, the “Rights Agreement”).

Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 10% or more of the outstanding Common Shares (with certain exceptions as described below, an “Acquiring Person”) (or, in the event an exchange is effected in accordance with Section 24 of the Rights Agreement and the Board determines that a later date is advisable, then such later date that is not more than 20 days after such public announcement) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or an exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the outstanding Common Shares (the earlier of such dates, the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

Exhibit 2-1

A Person shall not be deemed to be an “Acquiring Person” if (i) such Person, on the date of the first public announcement of the adoption of the Rights Agreement, is a Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding, (a “Grandfathered Stockholder”); provided, however, that Monty J. Bennett, Archie Bennett Jr. and their respective Affiliates and Associates shall not be deemed to be an Acquiring Person; provided, further, that if a Grandfathered Stockholder becomes, after the Record Date, the Beneficial Owner of additional Common Shares (other than Common Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person) at any time such that the Grandfathered Stockholder is or thereby becomes the Beneficial Owner of 10% or more of the Common Shares then outstanding (or such other percentage as would otherwise result in such Person becoming an Acquiring Person), then such Grandfathered Stockholder shall be deemed an Acquiring Person; provided, however, that upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 10%, such Grandfathered Stockholder shall no longer be considered a Grandfathered Stockholder. “Beneficial Ownership” shall include any securities such Person or any of such Person’s Affiliates or Associates (i) beneficially owns, directly or indirectly, (ii) has the right to acquire, (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such first Person or any of such first Person’s Affiliates or Associates or any other Person (or any Affiliate or Associate of such other Person) with whom such first Person (or any Affiliates or Associates of such first Person) is Acting in Concert has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (subject to certain limited exceptions) or disposing of any voting securities of the Company, and (iv) which are the subject of, or the reference securities for, or that underlie, any derivative securities (as defined under Rule 16a-1 under the Exchange Act) of such Person or any of such Person’s Affiliates or Associates that increase in value as the value of the underlying equity increases, with the number of Common Shares deemed Beneficially Owned being the notional or other number of Common Shares specified in the documentation evidencing the derivative interest as being subject to be acquired upon the exercise or settlement of the derivative interest or as the basis upon which the value or settlement amount of such derivative interest is to be calculated in whole or in part or, if no such number of Common Shares is specified in such documentation, as determined by the Board of Directors in its sole discretion to be the number of Common Shares to which the derivative interest relates.

The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date or upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close

Exhibit 2-2

of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the date of the Company’s 2018 annual meeting of stockholders (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below, or upon the occurrence of certain transactions.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares; (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares; or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of Preferred Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled, when, as and if declared, to a quarterly dividend payment of 1,000 multiplied by the dividend declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a payment per share equal to 1,000 multiplied by the aggregate payment made per Common Share. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are converted or exchanged, each Preferred Share will be entitled to receive 1,000 multiplied by the amount received per Common Share. These rights are protected by customary antidilution provisions.

Because of the nature of the dividend, liquidation and voting rights of the Preferred Shares, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

From and after the time any person becomes an Acquiring Person, if the Rights evidenced by this Right Certificate are or were at any time on or after the earlier of (i) the date of such event or (ii) the Distribution Date acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights

Exhibit 2-3

Agreement), such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

If, at any time after a person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or Earning Power (as defined in the Rights Agreement) are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. If any Person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its Affiliates and Associates (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. If the Board of Directors so elects, the Company shall deliver upon payment of the exercise price of a Right an amount of cash or securities equivalent in value to the Common Shares issuable upon exercise of a Right; provided, that if the Company fails to meet such obligation within 30 days following the date a person becomes an Acquiring Person, the Company must deliver, upon exercise of a Right but without requiring payment of the exercise price then in effect, Common Shares (to the extent available) and cash equal in value to the difference between the value of the Common Shares otherwise issuable upon the exercise of a Right and the exercise price then in effect. The Board of Directors may extend the 30-day period described above for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional Common Shares to permit the issuance of Common Shares upon the exercise in full of the Rights.

At any time after any person becomes an Acquiring Person and prior to the acquisition by any Person or group of a majority of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to the time any person or group becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.

Exhibit 2-4

The terms of the Rights Agreement may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, provided, that no such amendment may adversely affect the interests of the holders of the Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person being an Acquiring Person amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person, but may not lower the threshold below 5% of the outstanding Common Shares. In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns from and after such time as any Person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Exhibit 2-5